Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement to Provide Technical and Resource Support

This Services Agreement (“Agreement”), effective November 28, 2018 is made and entered into by and between X Energy LLC, a Maryland limited liability company, with offices at 7701 Greenbelt Road, Suite 320, Greenbelt, Maryland 20770 (“X-energy”), and American Centrifuge Operating, LLC, a Delaware limited liability company, with offices at 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817 (” ACO”) (each of X-energy and ACO individually a “Party” and collectively the “Parties”).

WHEREAS, X-energy is a U.S. nuclear power reactor and fuel design engineering services company that is developing the Xe-100 Pebble Bed Small Modular Reactor (“Xe-100”), a Generation IV, high-temperature gas- cooled nuclear power reactor, and the associated nuclear fuel designs for the Xe-100;

WHEREAS, ACO is a U.S. supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world;

WHEREAS, X-energy and the U.S. Department of Energy (“DOE”) entered into an Advanced Nuclear Technology Development Cooperative Agreement No. DE-NE0008475 (“Cooperative Agreement”), which provides DOE funding, on a cost-shared basis for design and license application development for TRISO-X, and further allows in-kind contributions to fulfill a portion of X-energy’s cost-sharing obligation (attached in Exhibit A); and

WHEREAS, X-energy and ACO wish to enter into a contractual relationship whereby ACO will provide i) technical and resource support to X-energy on a time and materials or fixed-price basis for preliminary design and licensing of X-energy’s nuclear fuel production facility, and ii) in-kind contributions in support of X-energy’s Cooperative Agreement in the form of low cost) services pricing to X-energy.

NOW, THEREFORE, X-energy and ACO agree as follows:

1.1
Services. This is an Indefinite Delivery/Indefinite Quantity (IDIQ) services agreement that establishes the terms and conditions whereby X-energy will, through issuance of separate Task Orders (each, a “Task Order”), to ACO, contract for technical and resource support services (the “Services”) to support X-energy. Prior to issuing Task Orders, X-energy shall provide ACO with the following data, which together shall be considered a Task Order Request for Proposal (“Task Order RFP”):

1.1.1	A functional description of the work identifying the objectives or results desired from the contemplated Task Order.

1.1.2	Proposed performance standards to be used as criteria for determining whether the work requirements have been met.

1.1.3
A request to ACO to include the technical approach, period of performance, appropriate fair market valuation information of any in-kind contributions, time and materials estimates, applicable labor rates, and any other information required by X-energy to determine the acceptance of ACO’s proposal.

1.2	ACO shall submit the response to each Task Order RFP to X-energy, and such response/proposal shall be valid for a minimum of ninety (90) calendar days, unless otherwise noted by ACO.

1.3	ACO shall provide a technical approach for fulfilling the requirements specified in each Task Order RFP.

1.4	After review and any necessary discussions regarding the response to each Task Order RFP, X-energy may issue a Task Order for ACO’s acceptance, containing, at a minimum, the following:

1.4.1	Date of the order.

1.4.2	Task Order number.

1.4.3	Functional description of the work identifying the objectives or results desired from the Task Order, including special instructions or other information necessary for performance of the Task Order.

1.4.4	Performance standards, and where appropriate, quality assurance standards.

1.4.5	Anticipated cost and/or fair market value each as agreed by the Parties in the Task Order.

1.4.6	Any other resources (travel, materials, equipment, facilities, etc.) authorized.

1.4.7	Delivery/performance schedule including start and end dates.

1.4.8	Place of Performance.

1.4.9	Authorized funding.

1.5
ACO shall provide the Services (a) in accordance with the terms and subject to the conditions set forth in the respective Task Order and this Agreement; (b) using personnel with required skills, experience, and qualifications; (c) in a timely, workmanlike, and professional manner; (d) in accordance with the professional standards recognized in the U.S. nuclear fuel industry; and (e) to the satisfaction of X-energy.

2.	Indefinite Quantity

2.1	Performance shall be made only as authorized by formal Task Orders issued in accordance with Sections 1.4 and 1.5.

2.2	There is no limit to the number of Task Orders that may be issued. X-energy may issue Task Orders as a result of Task Order RFPs issued in accordance with Section 1.1.

2.3	This Agreement and the work conducted pursuant to Task Orders issued hereunder is not intended to be exclusive as between the Parties.

3.	In-Kind Contributions

3.1
In-kind contributions represent non-cash contributions provided by ACO, which can be applied by X- energy to fulfill a portion of X-energy’s cost-sharing obligation to the DOE under the Cooperative Agreement. In-kind contributions may be in the form of personal property (equipment and supplies), real property (land and buildings) or services which are directly beneficial, specifically identifiable and necessary to performance of the project or program under the Cooperative Agreement.

3.2	In-kind contributions will be identified in the Task Orders issued under this Agreement and are required to be:

3.2.1	Valued at no more than fair market value.

3.2.2	Verifiable from supporting documentation provided by ACO.

3.2.3	Necessary for the effective and efficient accomplishment of the Project.

3.2.4	Types of charges that would otherwise be allowable under ACO’s Cost Accounting Standards Disclosure Statement and applicable Federal Acquisition Regulation standards and requirements.

3.2.5	Not charged to the Federal Government under any contract, agreement or grant, unless specifically authorized by legislation.

3.2.6	Not included as contributions for any other Federal program.

3.3
The Parties anticipate that ACO will provide additional in-kind contributions to X-energy including, but not limited to formulaic discounts to the fair market price to be paid by X-energy under certain Task Orders issued pursuant to this Agreement. The Parties will document such formulas and discounted fair market prices in the appropriate Task Orders.

4.	ACO Obligations. ACO shall:

4.1	Provide representatives for the following positions:

4.1.1	A primary contact to act as its authorized representative with respect to all matters pertaining to this Agreement (the “ACO Contract Administrator”).

4.1.2
A project manager or technical representative for each executed Task Order who is authorized to discuss technical aspects of the work being performed. (collectively, with the ACO Contract Administrator, “ACO Representatives”)

4.1.3
A sufficient number of employees or subcontractors to perform the Services set out in each Task Order, each of whose names, positions, billing rates, and respective levels of experience and any relevant licenses shall be set forth in the respective Task Order.

4.2	Make no changes in the above ACO Representatives except:

4.2.1	Upon written notice to X-energy.

4.2.2	Upon the written request of X-energy, in which case ACO shall use its best efforts to promptly appoint a qualified replacement; or

4.2.3	Upon the resignation, termination, death, or disability of an existing ACO Representative.

4.3
Assign only qualified, authorized ACO Representatives and employees to provide the Services. Prior to any personnel performing any work hereunder, ACO shall: (i) determine that such personnel have the legal right to work in the United States; and (ii) at its sole cost and expense, conduct background checks on such personnel, which background checks shall comprise at a minimum a review of credit history, references and criminal records, in accordance with state, federal and local law.

4.4
Obtain X-energy’s written approval, which shall not be unreasonably withheld or delayed, prior to entering into agreements with or otherwise engaging any person, including all new third-party subcontractors or suppliers to provide any direct charge Services (each such approved subcontractor or other third party, a "Permitted Subcontractor"). For avoidance of doubt, all subcontractors engaged by ACO as of the date of this Agreement shall be considered Permitted Subcontractors. X-energy’s approval shall not relieve ACO of its obligations under this Agreement, and ACO shall remain fully responsible for the performance of each such Permitted Subcontractor and its employees and shall direct its employees and Permitted Subcontractors to adhere to the terms and conditions of this Agreement and any Task Order. Nothing contained in this Agreement shall create any contractual relationship between X-energy and any ACO subcontractor or supplier.

4.5
Direct each Permitted Subcontractor to adhere to the confidentiality and intellectual property provisions of this Agreement, by entering into a non-disclosure agreement or intellectual property assignment or license agreement in a form that is reasonably satisfactory to X-energy.

4.6	Comply with all applicable laws and regulations in providing the Services.

4.7	Comply with, and direct each Permitted Subcontractor to comply with, all required DOE flow down provisions contained in Exhibit B in providing the Services.

4.8
To the extent practicable and not prohibited by law, rule or court order, provide prompt notice to X- energy (1) if it is being investigated or is suspended, debarred, or declared ineligible by any U.S. Government Agency or (2) if it receives a notice of proposed investigation or debarment from any U.S. Government Agency. Failure to so notify X-energy may be considered by X-energy as a material breach of and default under this Agreement

4.9
Where not in conflict with ACO rules or policy, comply with all X-energy rules, regulations, and policies of which ACO has been made aware, in its provision of the Services, including security procedures concerning systems and data and remote access thereto, building security procedures, and general health and safety practices and procedures.

4.10	Maintain complete and accurate records of the labor and materials directly charged by ACO in providing the Services. During the Term (as defined in Section 13.1) and for a period of three (3) years thereafter, upon X-energy’s written request, ACO shall provide access to X-energy or X-energy’s representative under obligation of confidentiality acceptable to ACO copies of such records and interview ACO Representatives in connection with the provision of the Services; provided that X-energy provides ACO with reasonable advance written notice of the planned inspection, and any such inspection shall take place during regular business hours.

4.11
Agree and acknowledge that time is of the essence with respect to ACO’s obligations hereunder and that prompt and timely performance of all such obligations, including all timetables, project milestones and other requirements in this Agreement and each Task Order, is required.

4.12
The labor rates included in Exhibit C are firm through November 31, 2019. However, in the event of a significant material event related to ACO’s Cost Accounting Standards affecting the rates, the Parties agree to negotiate in good faith appropriate adjustments. Rates for subsequent annual periods will be negotiated in good faith by the Parties and, following agreement, this Agreement shall be amended to revise Exhibit C. Such increases shall not occur more frequently than once per contract year of the Term.

4.13
Ensure that ACO maintains sufficient facilities and resources to timely and competently perform all anticipated work under this Agreement. For the term of this Agreement, ACO will not reassign its employees or subcontractors that are required to timely and competently perform all anticipated work under this Agreement.

4.14	Provide, pursuant to appropriate Task Orders, during the term of this Agreement:

4.14.1
All necessary equipment to perform the Task Orders contemplated under this Agreement, other than certain limited “specialty equipment” as set forth in each Task Order, such as, but not limited to: *****.

4.14.2	Support services required to perform the work for each Task Order under this Agreement.

4.15
The obligations of ACO under this Agreement shall be performed fully within the United States, unless approved in writing in advance by X-energy, which approval shall not be unreasonably withheld or delayed.

5.	X-energy Obligations. X-energy shall:

5.1	Cooperate in good faith with ACO in all matters relating to the services provided under this Agreement and in any Task Order.

5.2
Designate one of its employees to serve as its primary contact with respect to this Agreement and to act as its authorized representative with respect to matters pertaining to this Agreement (the “X-energy Contract Administrator”), with such designation to remain in force unless and until a successor X-energy Contract Administrator is appointed, in X-energy’s discretion.

5.3	Designate one of its employees to serve as technical representative for each Task Order.

5.4
Ensure that the X-energy Contract Administrator responds promptly and accurately to any reasonable requests from ACO for instructions, information, or approvals required by ACO to provide the Services.

5.5	Promptly pay properly submitted and undisputed ACO invoices when due.

5.6	Comply with all applicable state, federal and local laws and regulations.

5.7	Follow all ACO rules when present in ACO-controlled areas of ACO facilities.

6.	Fees and Expenses.

6.1
For the services to be performed hereunder, X-energy will pay to ACO a fee determined in accordance with the fee schedule set out in each Task Order. This fee may be structured as a fixed price fee or a time- and-materials based fee, or a blend between the two. The Task Orders shall include all information required to ensure that both parties agree on all components of the billing formula. Unless otherwise provided in the Task Order, undisputed fees will be payable within thirty (30) days of receipt by X-energy of an invoice from ACO, accompanied by documentation reasonably requested by X-energy, in advance, evidencing all charges.

6.1.1	Where the Services are provided on a time and materials basis:

6.1.1.1	The fees payable for the Services shall be calculated in accordance with ACO’s labor rate schedules set forth in Exhibit C and the applicable Task Order; and

6.1.1.2	ACO shall issue invoices to X-energy monthly in arrears for its fees for time for the immediately preceding month, together with a detailed breakdown of any materials and expenses for such month.

6.1.2
Where the services are provided for a fixed price, the total fees for the services shall be the amount set out in the applicable Task Order. The total price shall be paid to ACO in installments, as set out in the Task Order, with each installment being conditioned upon ACO providing X-energy the deliverable or achieving the corresponding project milestone in respect of which an installment is due. ACO shall issue invoices to X-energy for the fees that are then payable.

6.2
Within thirty (30) days of receipt by X-energy of an invoice from ACO accompanied by receipts and supporting documentation reasonably acceptable to X-energy, X-energy shall reimburse ACO for all expenses reasonably incurred in accordance with the Task Order. All fees, expenses, and expense categories detailed in a Task Order shall be deemed pre-approved by X-energy upon approval of the Task Order by the X-energy Contract Administrator. All ACO expenses not pre-approved either separately or on the Task Order by the X-energy Contract Administrator, or not otherwise meeting the requirements of this Agreement or the Task Order to which it applies shall be reimbursed at the sole discretion of X-energy.

6.3
X-energy shall be responsible for all sales, use and excise taxes, and any other similar taxes, duties and charges of any kind imposed by any federal, state or local governmental entity on any amounts payable by X-energy hereunder; provided, that, in no event shall X-energy pay or be responsible for any taxes imposed on, or with respect to, ACO’s income, revenues, gross receipts, personnel or real or personal property or other assets.

7.	Change Orders.

7.1
If either Party wishes to change the scope or performance of the work under a duly executed Task Order or this Agreement, it shall submit details of the requested change to the other Party’s Contract Administrator in writing. ACO shall, within a reasonable time after receipt of X-energy’s written request (and, if such request is initiated by X-energy not more than thirty (30) calendar days, or ten (10) calendar days if deemed an exigent change by X-energy) after receipt of X-energy’s written request), provide a written estimate to X-energy of:

7.1.1	the likely time required to implement the change;

7.1.2	any necessary variations to the fees and other charges for the Services arising from the change;

7.1.3	the likely effect of the change on the Services; and

7.1.4	any other impact the change might have on the performance of this Agreement.

7.2
Promptly after receipt of the written estimate, the Parties shall negotiate in good faith and agree in writing on the terms of such change (a "Change Order"). Neither Party shall be bound by any Change Order unless mutually agreed upon in writing. A Change Order signed by X-energy and ACO indicates an agreement to the changes and/or the amount of an adjustment in the projected price, and/or adjustment in the schedule as reflected in such Change Order.

8.
Disputes. Any dispute arising under or related to this Agreement or under any Task Order shall be resolved, to the maximum possible extent, through good faith negotiation between the Parties at the working level. If, after attempting to resolve a dispute at the working level, the Parties still cannot come to agreement, the issue will be presented to senior executives of each of the Parties, who also will work in good faith to resolve the dispute. If such senior executives fail to resolve the dispute, the Parties shall settle the dispute through binding arbitration administered by the [American Arbitration Association, under its Commercial Arbitration Rules. The number of arbitrators shall be three (3), and the place of arbitration shall be mutually agreed upon. Maryland law shall apply. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

9.	Intellectual Property.

9.1	Definitions.
“Intellectual Property Rights” means any rights with respect to intellectual property in information and includes, without limitation, as required by the context: patents, patent applications, and other patent rights; moral rights (to the extent possible according to applicable law), copyrights, copyright registrations, and copyright rights (including, without limitation, copyrights, copyright registrations, and copyright rights with respect to computer software, firmware, programming tools, drawings, specifications, databases, and documentation); trade secrets, know-how, and other rights with respect to confidential or proprietary information; trademark, trade name, and similar rights; other rights with respect to information provided by either ACO or X-energy; other intellectual and industrial property rights, whether or not subject to statutory registration or protection in any part of the world; the right to claim priority with respect to any of the foregoing rights; and all rights under any license or other arrangement with respect to the foregoing.

9.2
ACO assigns to X-energy ACO’s entire right, title, and interest in any invention, technique, process, device, discovery, improvement, or know-how, whether patentable or not, hereafter made or conceived by ACO on or after the Effective Date of this Agreement while working for or on behalf of X-energy on any active Task Order, and depends on either:

9.2.1	ACO’s knowledge of Confidential Information (as defined in Section 10) it obtains from X- energy.

9.2.2	The use of X-energy equipment, supplies, facilities, information, or materials.

9.3	ACO shall disclose any such invention, technique, process, device, discovery, improvement, or know-how promptly to the X-energy Contract Administrator.

9.4
ACO shall, upon request of X-energy, promptly execute a specific assignment of title to X-energy, and do anything else reasonably necessary to enable X-energy to secure for itself, patent, trade secret, or any other proprietary rights in the United States or other countries. It shall be conclusively presumed that any patent applications relating to a Task Order, related to trade secrets of X-energy, or which relate to tasks assigned to ACO by X-energy, which ACO may file within one year after termination of this Agreement, shall belong to X-energy, and ACO hereby assigns the same to X-energy, as having been conceived or reduced to practice during the term of this Agreement.

9.5
All writings or works of authorship, including, without limitation, program codes or documentation, produced or authored by ACO in the course of performing services for X-energy, together with any associated copyrights, are works made for hire and the exclusive property of X-energy. To the extent that any writings or works of authorship may not, by operation of law, be works made for hire, this Agreement shall constitute an irrevocable assignment by ACO to X-energy of the ownership of and all rights of copyright in, such items, and X-energy shall have the right to obtain and hold in its own name, rights of copyright, copyright registrations, and similar protections which may be available in the works. ACO shall provide X-energy or its designees all assistance reasonably required to perfect such rights.

9.6
ACO retains all Intellectual Property Rights, and rights to discoveries and improvements made or conceived prior to the Effective Date of this Agreement. Such Intellectual Property Rights, and rights to discoveries and improvements made or conceived by ACO before the Effective Date of this Agreement, are expressly reserved and excepted from the provisions of Section 9.

10.
Confidentiality. The Parties entered into a non-disclosure agreement on May 5, 2017 as amended January 18, 2018 (“NDA”) governing the definition and treatment of confidential information (”Confidential Information”) between the Parties. The NDA is incorporated in its entirety and attached hereto as Exhibit D

11.	Representations and Warranties.

11.1	Each Party represents and warrants to the other Party that:

11.1.1
it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering;

11.1.2	it has the full right, power and authority to enter into this Agreement, to grant the rights and any licenses granted hereunder and to perform its obligations hereunder;

11.1.3	the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and

11.1.4	when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

11.2	ACO represents and warrants to X-energy that:

11.2.1
it shall perform the services under this Agreement and each duly executed Task Order using personnel of required skill, experience and qualifications and in a professional and workmanlike manner in accordance with best industry standards for similar services and shall devote adequate resources to meet its obligations under this Agreement;

11.2.2	to its knowledge, it is in compliance with, and shall perform all Services in compliance with, all applicable laws;

11.2.3	X-energy will receive good and valid title to all deliverables under any Task Order, free and clear of all encumbrances and liens of any kind, except for any ACO intellectual property;

11.2.4
none of ACO’s services, deliverables and X-energy’s use thereof (a) are known to infringe upon or will intentionally infringe any intellectual property right of any third party, and (b) as of the date hereof, there are no pending or, to ACO’s knowledge, threatened claims, litigation or other proceedings pending against ACO by any third party based on an alleged violation of such intellectual property rights, in each case, excluding any infringement or claim, litigation or other proceedings to the extent arising out of (i) any instruction, information, designs, specifications or other materials provided by X-energy to ACO, (ii) use of any deliverables in combination with any materials or equipment not supplied or specified by ACO, if the infringement would have been avoided by the use of the deliverables not so combined, and (iii) any modifications or changes made to the deliverables by or on behalf of any person other than ACO; and

11.2.5	the services and deliverables will conform in all material respects with all requirements or specifications stated in this Agreement and the applicable Task Order.

11.3	EXCEPT FOR THE EXPRESS WARRANTIES IN THIS AGREEMENT (A) EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES; EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE UNDER THIS AGREEMENT; AND
(B) ACO SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A

PARTICULAR PURPOSE.

12.	Non-Competition. *****.

13.	Term, Termination, and Survival.

13.1
This Agreement shall commence as of the Effective Date and shall continue thereafter until the earlier of (i) completion of all Services required for Tasks issued according to Section 1 or (ii) June 30, 2021 (collectively, the “Term”), unless sooner terminated pursuant to this Section 13.

13.2
X-energy, in its sole discretion, may terminate this Agreement, or any Task Order issued hereunder, in whole or in part, at any time, without cause, and without liability except for required payment, if any, for services rendered, and reimbursement for authorized materials and expenses incurred, up to and on the termination date by providing at least sixty (60) days prior written notice to ACO.

13.3	Either Party may terminate this Agreement for default, effective upon written notice to the other Party (the “Defaulting Party”), if the Defaulting Party:

13.3.1
Materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the Defaulting Party does not cure such breach within thirty (30) days after receipt of written notice of such breach.

13.3.2	Becomes insolvent or admits its inability to pay its debts generally as they become due.

13.3.3
Becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within ten (10) business days, or is not dismissed or vacated within forty-five (45) calendar days after filing.

13.3.4	Is dissolved or liquidated or takes any corporate action for such purpose.

13.3.5	Makes a general assignment for the benefit of creditors.

13.3.6	Has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

13.4	Subject to any and all DOE rights and obligations, upon expiration or termination of this Agreement for any reason, ACO shall promptly:

13.4.1	Deliver to X-energy all documents, work product, and other materials, whether or not complete, prepared by or on behalf of ACO in the course of performing the Services for which X-energy has paid.

13.4.2	Return to X-energy all X-energy-owned property, equipment, or materials in its possession or control.

13.4.3	Remove any ACO-owned property, equipment, or materials located in X-energy’s facilities.

13.4.4	Deliver to X-energy, all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on X-energy’s Confidential Information.

13.4.5
Provide reasonable cooperation and assistance to X-energy in transitioning the Services to an alternate service provider. Other than in a termination for cause due to a ACO default, ACO shall be reimbursed its actual costs in facilitating the transition of the service to an alternate provider.

13.4.6	On a pro rata basis, repay all fees and expenses paid in advance for any Services which have not been provided.

13.4.7
Destroy X-energy’s Confidential Information from its computer systems, provided, however, ACO shall not, in connection with the foregoing obligations, be required to identify or delete X-energy’s Confidential Information held electronically in archive or back-up systems in accordance with general systems archiving or backup policies; however, in the event of a system restore, all X-energy Confidential Information shall be destroyed. ACO shall not be obligated to return or destroy X-energy’s Confidential Information to the extent ACO is required to retain a copy pursuant to applicable law.

13.4.8	Certify in writing to X-energy that it has complied with the requirements of Section 13.

13.4.9	Deliver to X-energy all documents, work product, and other materials, whether or not complete, prepared by or on behalf of ACO in the course of performing the Services for which X-energy has paid.

13.5	Subject to any and all DOE rights and obligations, upon expiration or termination of this Agreement for any reason, X-energy shall promptly:

13.5.1	Return to ACO all ACO-owned property, equipment, or materials in its possession or control.

13.5.2	Remove any X-energy-owned property, equipment, or materials located in ACO’s facilities.

13.5.3
Deliver to ACO, all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on ACO’s Confidential Information, excluding any work product in which ACO’s Confidential Information has been incorporated.

13.5.4	On a pro rata basis, repay all fees and expenses paid in advance for any Services which have not been provided.

13.5.5
Destroy ACO’s Confidential Information from its computer systems, provided, however, ACO shall not, in connection with the foregoing obligations, be required to identify or delete X- energy’s Confidential Information held electronically in archive or back-up systems in accordance with general systems archiving or backup policies; however, in the event of a system restore, all ACO’s Confidential Information shall be destroyed. ACO shall not be obligated to return or destroy X-energy’s Confidential Information to the extent ACO is required to retain a copy pursuant to applicable law.

13.5.6	Certify in writing to ACO that it has complied with the requirements of Section 13.

13.6
If X-energy, due to ACO’s default, terminates this Agreement or any Task Order, in whole or in part, it may reasonably acquire, under commercially reasonable terms, supplies or services similar to those terminated. ACO will be responsible for the excess non-recurring costs incurred by X-energy to complete the deliverables specified in the Task Order that ACO was responsible for fulfilling, provided, such costs do not exceed the remaining value of the Task Order. For the avoidance of doubt, notwithstanding the prior sentence, under no circumstances shall ACO be responsible for reimbursing X- energy for any ongoing or recurring costs or expenses, including, but not limited to, rent and utilities. ACO shall, however, continue any work not so terminated. For the avoidance of doubt, in the event the Agreement is terminated pursuant to Section 34, ACO shall have no responsibility to X-energy under this Section 13.6.

13.7
The rights and obligations of the Parties set forth in this Section 13.7 and Sections 4.11, 8 – 12, 13.4, 13.5, 15 – 19, 24, 26, and 29 – 32, and any right or obligation of the Parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement, and with respect to Confidential Information that constitutes a trade secret under applicable law, the rights and obligations set forth in Section 10 and the Confidentiality Agreement referenced therein, will survive such termination or expiration of this Agreement until, if ever, such Confidential Information loses its trade secret protection other than due to an act or omission of ACO or its affiliates and its or their employees, officers, directors, shareholder, partners, members, managers, agents, independent contractors, service providers, sublicensees, subcontractors, attorneys, accountants, and financial advisors.

14.	Independent Contractor.

14.1
It is understood and acknowledged that ACO will provide the Services herein to X-energy in the capacity of an independent contractor and not as an employee or agent of X-energy. ACO shall control the conditions, time, details, and means by which ACO performs the Services. X-energy shall have the right to inspect the work of ACO as it progresses solely for the purpose of determining whether the work is completed according to the terms within the applicable Task Order.

14.2	Neither Party has authority to commit, act for or on behalf of the other Party, or to bind the other Party to any obligation or liability.

14.3
ACO shall not be eligible for and shall not receive any employee benefits from X-energy and shall be solely responsible for the payment of all taxes, FICA, federal and state unemployment insurance contributions, state disability premiums, and all similar taxes and fees relating to its employees.

15.	Indemnification.

15.1
ACO shall defend, indemnify and hold harmless X-energy and X-energy's affiliates and their officers, directors, employees, agents, successors and permitted assigns (each, an "X-energy Indemnitee") from and against all Losses arising out of or resulting from any third-party claim, suit, action or proceeding (each, an "Action") arising out of or resulting from:

15.1.1
bodily injury, death of any person or damage to real or tangible, personal property resulting from the willful, fraudulent or grossly negligent acts or omissions of ACO or its subcontractors in performance of the service; and

15.1.2	ACO’s material breach of any ACO representation, warranty or obligation set forth in this Agreement.

15.2
ACO shall defend, indemnify and hold harmless the X-energy Indemnitees from and against all losses based on a claim that any of the services or deliverables or X-energy's receipt or use thereof infringes any intellectual property right of a third party; provided, however, that ACO shall have no obligations under this Section 15.2 with respect to claims to the extent arising out of:

15.2.1	any X-energy materials or any instruction, information, designs, specifications or other materials provided by X-energy to ACO;

15.2.2
use of deliverables in combination with any materials or equipment not supplied to X-energy or specified by ACO in writing, if the infringement would have been avoided by the use of the deliverables not so combined; or

15.2.3	any modifications or changes made to the deliverables by or on behalf of any person other than ACO or its subcontractors.

15.3
X-energy shall defend, indemnify and hold harmless ACO, ACO’s affiliates, ACO subcontractors and their officers, directors, employees, agents, successors and permitted assigns (each an ACO “Indemnitee”) from and against all losses arising out of or resulting from any third-party claim arising out of or resulting from:

15.3.1
bodily injury, death of any person or damage to real or tangible, personal property resulting from the willful, fraudulent or grossly negligent acts or omissions of X-energy, it’s agents, or its affiliates; and

15.3.2	X-energy's material breach of any X-energy representation, warranty or obligation in this Agreement.

15.4
X-energy shall defend, indemnify and hold harmless the ACO Indemnitees from and against all losses based on a claim that any of the services or deliverables or ACO’s receipt or use thereof infringes any intellectual property right of a third party; provided, however, that X-energy shall have no obligations under this Section 15.4 with respect to claims to the extent arising out of:

15.4.1	any ACO materials or any instruction, information, designs, specifications or other materials provided by ACO to X-energy;

15.4.2
use of deliverables in combination with any materials or equipment not supplied to ACO or specified by X-energy in writing, if the infringement would have been avoided by the use of the deliverables not so combined; or

15.4.3	any modifications or changes made to the deliverables by or on behalf of any person other than X-energy or its subcontractors.

15.5
The Party seeking indemnification hereunder shall promptly notify the indemnifying party in writing of any claim or action and cooperate with the indemnifying party at the indemnifying party's sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of such claim or action and shall employ counsel of its choice to handle and defend the same, at the indemnifying party's sole cost and expense. The indemnifying party shall not settle any claim or action in a manner that adversely affects the rights of the indemnified party without the indemnified party's prior written consent, which shall not be unreasonably withheld or delayed. The indemnified party's failure to perform any obligations under this Section 15.5 shall not relieve the indemnifying party of its obligations under this Section 15.5 except to the extent that the indemnifying party can demonstrate that it has been materially prejudiced as a result of such failure. The indemnified party may participate in and observe the proceedings at its own cost and expense.

16.	LIMITATION OF LIABILITY.

16.1
EXCEPT AS OTHERWISE PROVIDED IN SECTION 16.3, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOSS OF USE, REVENUE OR PROFIT OR LOSS OF DATA OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

16.2
EXCEPT AS OTHERWISE PROVIDED IN SECTION 16.3, IN NO EVENT WILL EITHER PARTY'S LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED TWO (2) TIMES THE AGGREGATE AMOUNTS PAID OR PAYABLE TO ACO PURSUANT TO THIS AGREEMENT AND ANY APPLICABLE STATEMENT OF WORK.

16.3	The exclusions and limitations in Section 16.1 and Section 16.2 shall not apply to:

16.3.1
damages or other liabilities arising out of or relating to a Party's gross negligence or willful misconduct that results in its failure to comply with its obligations under Section 9 (Intellectual Property);

16.3.2
damages or other liabilities arising out of or relating to a Party's gross negligence or willful misconduct that results in its failure to comply with its obligations under Section 10 (Confidentiality);

16.3.3	a Party's indemnification obligations under Section 15 (Indemnification);

16.3.4	damages or other liabilities arising out of or relating to a Party's gross negligence, willful misconduct or intentional acts;

16.3.5	death or bodily injury or damage to real or tangible personal property resulting from a Party's negligent acts or omissions; and

16.3.6	damages or liabilities in excess of the cap provided for in Section 16.2 to the extent such excess is covered by a Party's insurance.

17.	Remedies.

17.1
If a Party violates any material provision of this Agreement, the other Party shall, in addition to any damages to which it is entitled, be entitled to immediate injunctive relief against the offending Party, prohibiting further actions inconsistent with such offending Party’s obligations under this Agreement.

17.2
To the extent a Party is required to seek enforcement of this Agreement or otherwise defend against an unsuccessful claim of breach, each Party shall be responsible for their respective attorney’s fees and.

17.3
Each Party acknowledges that a breach by a Party of Section 9 (Intellectual Property) or Section 10 (Confidentiality) may cause the non-breaching Party irreparable damages, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching party will be entitled to seek equitable relief, including a restraining order, injunctive relief, specific performance and any other relief that may be available from any court, in addition to any other remedy to which the non-breaching party may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.        Neither party shall be required to secure or post bond.

17.4
All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties, or otherwise. Despite the previous sentence, the Parties intend that ACO’s exclusive remedy for X-energy’s payment breach shall be its right to damages equal to its earned but unpaid fees plus reasonable costs, including reasonable attorney’s fees, incurred by ACO in seeking to remedy such breach.

18.	Insurance.

18.1
At all times during the Term of this Agreement and for a period of three years thereafter, each Party (the “Insured Party”) shall procure and maintain, at its sole cost and expense, at least the following types and amounts of insurance coverage:

18.1.1
Commercial General Liability with limits no less than $1 Million per occurrence and $1 Million in the aggregate, including bodily injury and property damage, which policy will include contractual liability coverage insuring the activities of such insured Party under this Agreement;

18.1.2	Worker's Compensation with limits required by applicable law;

18.1.3	Commercial Automobile Liability with limits no less than $1 Million, combined single limit; and

18.2	All insurance policies required pursuant to Section 18.1 shall:

18.2.1	be issued by insurance companies reasonably acceptable to X-energy, with an A.M. Best's Rating of no less than A-VII;

18.2.2
provide that such insurance carriers give the other Party at least thirty (30) days' prior written notice of cancellation or non-renewal of policy coverage; provided that, prior to such cancellation, the insured Party shall have new insurance policies in place that meet the requirements of this Section 18.2;

18.2.3	waive any right of subrogation of the insurers against the other Party.

18.2.4	provide that such insurance be primary insurance and any similar insurance in the name of and/or for the benefit of the other Party shall be excess and non-contributory; and

18.2.5	name the other Party and the other Party’s affiliates, including, in each case, all successors and permitted assigns, as additional insureds.

18.3
Upon the written request of the other Party, the insured Party shall provide the other Party with copies of the certificates of insurance and policy endorsements for all insurance coverage required by Section 18.1, and shall not do anything to invalidate such insurance. This Section 18.3 shall not be construed in any manner as waiving, restricting or limiting the liability of either Party for any obligations imposed under this Agreement (including but not limited to, any provisions requiring a Party hereto to indemnify, defend and hold the other harmless under this Agreement).

19.
Non-Solicitation. During the Term of this Agreement, and for a period of twelve (12) months thereafter, neither Party shall, directly or indirectly, in any manner solicit or induce for employment any person who performed any work under this Agreement who is then in the employment of the other Party. A general advertisement or notice of a job listing or opening or other similar general publication of a job search or availability to fill employment positions, including on the internet, shall not be construed as a solicitation or inducement for the purposes of this Section 19, and the hiring of any such employees or independent contractor who freely responds thereto shall not be a breach of this Section 19.

20.
Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, and appendices constitutes the entire agreement between the Parties with respect to provision of the Services discussed herein. In the event of any conflict between the terms and provisions of this Agreement and those of any schedule, Exhibit or Task Order, the following order of precedence shall govern: (a) first, this Agreement, exclusive of its Exhibits and schedules, but specifically including Exhibit B containing the DOE flow down provisions; (b) second, the applicable Task Order; and (c) third, any Exhibits and schedules to this Agreement; and (d) fourth, the Service Provider Proposal.

21.
Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”, and with the correlative meaning “Notify”) must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section 21). Unless otherwise agreed herein, all Notices must be delivered by personal delivery, nationally recognized overnight courier, certified or registered mail (in each case, return receipt requested, postage prepaid), or by e-mail or other electronic transmission (with evidence that the recipient has received such e-mail electronic transmission). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party; and (b) if the Party giving the Notice has complied with the requirements of this Section 21.

Notice to X-energy:

Dr. Peter Pappano X-energy, LLC
7701 Greenbelt Road, Suite 320
Greenbelt, MD 20770
Phone Number: 301-841-8152 Email: ppappano@X-energy.com

Notice to ACO: General Counsel
American Centrifuge Operating, LLC
6901 Rockledge Drive, Suite 800
Bethesda, MD 20817

22.
Severability. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that if any fundamental term or provision of this Agreement. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to/the court may modify this Agreement to affect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

23.
Amendments. No amendment to or modification of this Agreement will be effective unless it is in writing, identified as an amendment to or modification of this Agreement, and signed by an authorized representative of each Party.

24.
Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

25.
Assignment. Neither Party shall assign, transfer, delegate, or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. Any purported assignment or delegation in violation of this Section 25 shall be null and void. No assignment or delegation in violation of this Agreement shall relieve a Party of any of its obligations hereunder.

26.	Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and permitted assigns.

27.
No Third-Party Beneficiaries. Other than the obligations to the U.S. Government by virtue of the Cooperative Agreement and DOE flow down requirements, this Agreement benefits solely the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, confers on any third party any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

28.
Public Statements.    Except as otherwise required to comply with any law, rule, regulation, or otherwise as directed by legal counsel, neither Party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement, or otherwise use the other Party's trademarks, service marks, trade names, logos, symbols or brand names, in such instances, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.

29.
Interpretative Rules. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Sections, Schedules, Exhibits and Task Orders refer to the Sections of, and Schedules, Exhibits and Task Orders attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a law means such law as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.    Schedules, Exhibits and Task Orders referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

30.
Choice of Law. This Agreement and all related documents, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Maryland, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Maryland.

31.
Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments, and appendices attached to this Agreement, and all contemplated transactions, in any forum other than the US District Court for the District of Maryland or, if such court does not have subject-matter jurisdiction, the courts of the State of Maryland, sitting in Prince George’s County, and any appellate court from any thereof. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in such courts. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

32.
Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS, SCHEDULES, ATTACHMENTS, AND APPENDICES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, ATTACHMENTS, OR APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

33.
Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Notwithstanding anything to the contrary in Section 15, a signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

34.
Force Majeure. Neither Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, except for an obligation to make payments to the other Party, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond the impacted Party’s control, including, without limitation, the following force majeure events: acts of God, fires, floods, vandalism, sabotage, war, terrorist action, riot, civil commotion, rebellion, general labor stoppage, interruptions in telecommunications or utilities services, national or regional emergency, unexpected acts of any government, regulatory or any other competent authority or compliance with the enactment of any new/unforeseen law or governmental or regulatory order, rule, regulation or direction (each, a “Force Majeure Event”). For the avoidance of doubt, without a Force Majeure Event, a Party’s financial inability to perform, changes in cost or availability of materials, components or services, market conditions, or supplier actions or contract disputes will not constitute a Force Majeure Event, or excuse performance by a Party under this Section 34. As soon as reasonably practicable after the occurrence of a Force Majeure Event, the Party whose performance is to be affected by such potential Force Majeure Event shall provide prompt written notice of the anticipated duration of such Force Majeure Event. To the extent possible, a Party claiming Force Majeure shall diligently pursue all reasonable means to end the Force Majeure Event and ensure that the effects of any Force Majeure Event are minimized and resume full performance under this Agreement. In the event that the Force Majeure Event continues for a period of ninety (90) days following written notice given pursuant to this Section 34, either Party may terminate this Agreement upon thirty (30) days’ notice. Notwithstanding anything to the contrary in this Agreement, in the event either Party delivers notice of termination of the Agreement in accordance with this Section 34, the terminating Party shall incur no additional obligations or penalties under this Agreement, to the other Party, except for any outstanding payment obligations.

Remainder of Page Intentionally Left Blank; Signature Page Follows on Next Page

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

X-ENERGY LLC

By /s/ Kim Lester

Name:    Kim Lester

Title: Director, Contracts and Procurement Date: 11/29/2018

American Centrifuge Operating, LLC

By /s/ Larry B. Cutlip

Name: Larry B. Cutlip

Title: SVP, Field Operations

Signature Page to X-Energy and COMPANY Service Agreement

EXHIBIT A

Advanced Nuclear Technology Development Cooperative Agreement No. DE-NE0008475

by and between X-energy and the U.S. Department of Energy

See Attached

Exhibit A to X-Energy Cooperative Agreement

ASSISTANCE AGREEMENT
1. Award No. DE-NE0008745	2. Modification No.	3. Effective Date 08/24/2018	4. CFDA No. 81.121
5. Awarded To	6. Sponsoring Office	7. Period of Performance ***** through *****
X ENERGY, LLC	Office of Nuclear Energy
Attn: HARLAN BOWERS	NE-1
7701 GREENBELT RD STE 320 GREENBELT MD 207706510	U.S. Department of Energy 1000 Independence Avenue, S.W.
Washington DC 20585
8. Type of Agreement Grant X Cooperative Agreement Other	9. Authority	10. Purchase Request or Funding Document No. 18NE000851
11. Remittance Address	12. Total Amount	13. Funds Obligated
X ENERGY, LLC Attn: X ENERGY, LLC	Govt. Share: *****	This action: *****
7701 GREENBELT RD STE 400 GREENBELT MD 20770	Cost Share : *****	Total : *****
Total : *****
14. Principal Investigator	15. Program Manager	16. Administrator
Dr. Peter Pappano	WILLETTIA D. AMOS	Idaho Operations
Phone: 208-526-4097	U.S. Department of Energy
Idaho Operations 1955 Fremont Avenue
MS 1221
Idaho Falls ID 83415
17. Submit Payment Requests To	18. Paying Office	19. Submit Reports To
OR for Oak Ridge/OSTI U.S. Department of Energy Oak Ridge Office Oak Ridge Financial Service Center P.O. Box 6017	OR for Idaho U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 6017 Oak Ridge TN 37831	See attachment B3
Oak Ridge TN 37831
20. Accounting and Appropriation Data X-Energy iFOA
21. Research Title and/or Description of Project DESIGN AND LICENSE APPLICATION DEVELOPMENT FOR TRISO-X: AS CROSS-CUTTING HIGH ASSAY LOW ENRICHED URANIUM FUEL FABRICAITON FACILITY

For the Recipient		For the United States of America
22. Signature of Person Authorized to Sign		25. Signature of Grants/Agreements Officer SSiiggnnaatutrueroen Foilne File
23. Name and Title	24. Date Signed	26. Name of Officer Suzette M. Olson	27. Date Signed 08/24/2018

REFERENCE NO. OF DOCUMENT BEING CONTINUED    PAGE    OF

CONTINUATION SHEET

NAME OF OFFEROR OR CONTRACTOR
X ENERGY, LLc

 DE-NE0008745    2    3

ITEM NO. SUPPLIES/SERVICES QUANTITY UNIT UNIT PRICE AMOUNT

(A)	(B) (C) (D) (E) (F)

QUANTITY

UNIT

UNIT PRICE

AMO
    DUNS Number:    078846872
Award as a result of Funding Opportunity Announcement (FOA) DE-FOA-0001817.    This cooperative agreement is made as a result of the applicant’s submission selected under FOA
DE-FOA-0001817.

The primary mission of the Office of Nuclear Energy (NE) is to advance nuclear power as a resource capable of meeting the nation's energy, environmental, and national security needs. This is accomplished by resolving technical, cost, safety, proliferation resistance, and security barriers through research, development, and demonstration, as appropriate. The development of improved advanced nuclear reactor designs and technologies, as well as improvements in the operation of the existing domestic fleet of nuclear power plants, is the most important aspect of assuring that nuclear power will be a viable option for the United States (U.S.) energy needs for generations to come.

The fundamental premise behind this FOA is to provide a direct vehicle to support innovative, domestic nuclear industry-driven designs and technologies that have high potential to improve the overall economic outlook for nuclear power in the U.S. The investment provided by the Government will accelerate development of these designs and technologies so that the existing domestic fleet of nuclear power plants remains viable and the most mature new, advanced U.S. designs can be deployed as early as mid-to-late 2020s, and be globally competitive. These advanced reactor designs and technologies will further the state of the U.S. commercial nuclear capability by improving the competitiveness of nuclear power and promoting its continued contribution to meeting our nation’s economic, energy security, and environmental challenges.
The FOA is envisioned to provide support for
The revitalization and expansion of the U.S. nuclear industry by encouraging growth of a pipeline for advanced nuclear reactors, specifically through the employment of key private-public partnerships.

The objective of this FOA is to support innovation and competitiveness of the U.S. Continued ...
nuclear industry through cost-shared,

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED DE-NE0008745				PAGE OF
					3	3
NAME OF OFFEROR OR CONTRACTOR X ENERGY, LLC
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)

cross-cutting basic/fundamental, applied R&D, and demonstration/commercial application R&D activities for all aspects of existing and advanced reactor development. In general, NE is seeking unique/new ideas that will improve the existing fleet, the potential for future U.S. nuclear power deployment, U.S. nuclear technology leadership, and U.S. industry competiveness. It is also the intent of the Department that this FOA will serve to improve the outlook for manufacturing enterprise development in the U.S.

Special Award Requirements

1.    No Cost Time Extensions. Unilateral no cost time extensions by the awardee will NOT be permitted under this award. The awardee must request any extension from DOE at least 3 months prior to the award’s period of performance end date, unless otherwise agreed to by DOE. Any no cost time extension must receive prior written approval from the DOE Contracting Officer.

2.    Direct Cost Funds Transfers. The awardee is restricted from transferring funds between direct cost categories; the cumulative amount of such transfers must not exceed *****% of the total budget as last approved by DOE. For funds transfers greater than 10% the recipient is required to obtain DOE prior approval.

Directly Incorporated Attachments:

A.    Special Terms and Conditions

B1. Intellectual Property Provisions

B2. General Research Award Terms and Conditions B3. Federal Assistance Reporting Checklist
B4. Budget Pages
ASAP: NO: STD IMMEDIATE Extent Competed: COMPETED
Davis-Bacon Act: NO PI: Dr. Peter Pappano
Fund: 05350 Appr Year: 2018 Allottee: 02 Report
Entity: 500201 Object Class: 25233 Program:
2720986 Project: 0000000 WFO: 0000000 Local Use:
0000000

JULY 2004

EXHIBIT B

GENERAL FLOW DOWN REQUIREMENTS

FOR SUPPLIERS UNDER SUPPLY CONTRACTS PAID WITH FEDERAL OR COST SHARE FUNDS UNDER DEPARTMENT OF ENERGY AWARD NO. DE-NE0008472
(EXCLUDING INTELLECTUAL PROPERTY PROVISIONS)

1.
Supplier shall not purchase and charge the cost of real property or equipment to X-energy or attempt to contribute in kind such costs for performance under this Agreement unless X-energy has expressly approved the purchase in writing. All equipment purchased with federal or cost share funds under the above- referenced award (the “Award”) is subject to the requirements of 2 C.F.R. § 200.313.

2.
Any surplus supplies for which the cost is reimbursed by X-energy exceeding $5,000 in total aggregate value acquired in connection with, but ultimately not needed for performance under this Agreement are subject to the requirements of 2 C.F.R. § 200.314. At the conclusion of this Agreement, Supplier shall work with X- energy on the development of a disposition plan for such supplies that meets the requirements of 2 C.F.R. § 200.314.

3.
No deliverables, reports or submittals that are to be provided to the U.S. Department of Energy (DOE) under this Agreement may contain any protected Personally Identifiable Information (PII). PII is any information maintained by the Supplier about an individual, including but not limited to, education, financial transactions, medical history and criminal or employment history, and information that can be used to distinguish or trace an individual's identity, such as his/her name, social security number, date and place of birth, mother's maiden name, biometric data, etc., and including any other personal information that is linked or linkable to a specific individual.

4.	Supplier acknowledges that it is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased under the Award, should be American-made.

5.
Supplier shall obtain prior X-energy approval for all subcontracts that will be directly charged to this Agreement in excess of $5 million, including all options and/or material modifications thereto. Supplier shall notify X-energy of any anticipated subcontracts estimated at $5 million or more, including all options and modifications.

6.
Supplier may only charge costs under this Agreement that are reasonable in nature and amount for the work done. Costs must be ordinary and necessary in connection with the work performed and reflective of charges that would result from arm’s length bargaining in a competitive business.

7.
Upon request of X-energy or DOE, Supplier shall provide documentary support for its pricing of goods or services provided to X-energy under this Agreement. For ACO labor, documentary support shall be provided upon request to DOE.

8.
Supplier shall maintain records related to its performance under this Agreement for not less than three years from final payment. Supplier agrees to cooperate with X-energy to provide DOE access to any records that are pertinent to this Agreement, in order to make audits, examinations, excerpts, transcripts and copies of such documents. This right also includes reasonable access to Supplier’s personnel for the purpose of interview and discussion related to such documents.

9.
Supplier certifies that neither it nor its principals are debarred or suspended from participating under any federal contract or financial assistance award by any department or agency of the U.S. Government. Prior to entering into any subcontract, Supplier shall confirm that its first-tier subcontractors are not excluded or disqualified from doing business with the Federal government.

10.	Supplier shall not publish progress reports, results or summaries of technical work conducted under the DOE Cooperative Agreement without X-energy’s prior written approval.

11.	Supplier shall obtain any required permits and comply with all applicable federal, state, and municipal laws, codes, and regulations for work performed under this Agreement.

12.	Supplier shall notify X-energy of any potentially National Security classifiable results originating from this Agreement.

13.	Supplier shall notify X-energy prior to performing work under this Agreement outside of the United States or subcontracting work to be performed outside the United States.

14.
Supplier is responsible for maintaining the integrity of research of any kind under this Agreement, including the prevention, detection, and remediation of research misconduct, and the conduct of inquiries, investigations, and adjudication of allegations of research misconduct.

15.	Supplier is encouraged to use the metric system to the extent practicable and economically feasible.

16.
With respect to the performance of any portion of the work under this Agreement that is to be performed at a DOE-owned or controlled site, Supplier agrees to comply with all applicable State and Federal Environmental, Safety & Health (ES&H) regulations and with all other applicable ES&H requirements of the operator of such site. Prior to the performance of any work at a DOE-owned or controlled site, Supplier, in consultation with X- energy, shall contact the site facility manager for information on DOE and site-specific ES&H requirements. The Supplier shall apply this provision to its subcontractors performing work at a DOE-owned or controlled site.

17.
Upon request and with 20 days written notice, Supplier shall provide X-energy and DOE access to any real property or equipment purchased for the performance of this Agreement using federal or cost share funds for purposes of inventory.

18.
Upon request and with 20 days written notice, Supplier shall provide X-energy and DOE access to its facilities to conduct a program audit, the reasonable cost of which shall be reimbursed by X-energy, which cost shall be discounted and the fair market value of such discount included as an in-kind contribution.

19.	As applicable, Supplier shall clearly label any business confidential information it provides to X-energy or to DOE.

20.
Before directly charging any costs to this Agreement related to participation in any conference, Supplier shall obtain X-energy’s written confirmation that such conference is directly and programmatically related to the purpose of the Award.

21.
Supplier agrees to cooperate with X-energy in the preparation of any reports required by DOE under X- energy’s cooperative agreement that relate to work performed by Supplier under this Agreement. X-energy shall reimburse Supplier for its reasonable cost incurred supporting X-energy, which cost shall be discounted and the fair market value of such discount included as an in-kind contribution.

22.
No federal or cost share funds provided to Supplier under this Agreement shall be expended, directly, or indirectly, to influence congressional action on any legislation or appropriations matters pending before Congress.

EXHIBIT C

ACO LABOR RATES DATED 11/01/18

	*****	*****	*****
Composite Rate Oct 18 – Nov 19	OH	G&A	Fee	Total Rate
Position 0	0	0	0	0
Program Management-HQ ***** ***** ***** ***** *****
Regulatory *****	*****	*****	*****	*****
Project Controls *****	*****	*****	*****	*****
Transportation *****	*****	*****	*****	*****
Procurement-AC *****	*****	*****	*****	*****
Quality Assurance *****	*****	*****	*****	*****
Security - Cyber *****	*****	*****	*****	*****
Security Mgr - Personnel *****	*****	*****	*****	*****
Security Mgr - Building *****	*****	*****	*****	*****
Security - Building *****	*****	*****	*****	*****
Project Manager-OR *****	*****	*****	*****	*****
Planners / WC *****	*****	*****	*****	*****
Program Manager - XE *****	*****	*****	*****	*****
Maintenance Mgr - Building *****	*****	*****	*****	*****
Maintenance - Building *****	*****	*****	*****	*****
Engineer - Electrical / I&C *****	*****	*****	*****	*****
Engineer - Design *****	*****	*****	*****	*****
Engineer - General *****	*****	*****	*****	*****
Engineer - Manufacturing *****	*****	*****	*****	*****
Training *****	*****	*****	*****	*****
Operations Manager *****	*****	*****	*****	*****
Operations Tech *****	*****	*****	*****	*****

Contractor Rates

Contractor	Hourly Rate	Hourly Rate
$

-
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****

EXHIBIT D

NONDISCLOSURE AGREEMENT BETWEEN X-ENERGY AND CENTRUS DATED MAY 5, 2017, AS AMENDED JANUARY 18, 2018

NONDISCLOSURE AGREEMENT

This Agreement, effective as of May 5, 2017 (the "Effective Date"), made by and between X Energy, LLC having a principal place of business at 7701 Greenbelt Road, Suite 320, Greenbel,t MD 20770 ("X Energy"), and Centrus Energy Corp. having a principal place of business at 6901 Rockledge Dr., Suite 800, Bethesda, MD 20817 ("Centrus Energy") (each referred to herein as a "Party").

It is anticipated that the disclosing Party (the "DISCLOSER") may from time to time disclose to the receiving Party (the "RECIPIENT") certain technical and/or business information which the DISCLOSER regards as proprietary and/or confidential. The purpose of this Agreement is to set forth the terms and conditions under which such information will be maintained in confidence by the RECIPIENT. In consideration of DISCLOSER entering into discussions with RECIPIENT about DISCLOSER potentially retaining RECIPIENT to perform services, RECIPIENT agrees as follows:

1.    "Proprietary Information," as used herein, shall mean non-public technical and/or business information which is disclosed by the DISCLOSER to the RECIPIENT during the term of this Agreement and which DISCLOSER regards as proprietary and/or confidential.

2.    DISCLOSER will mark any technical Proprietary Information that can be marked (such as in written form) with a "Proprietary," "Confidentia,l" or similar legend. DISCLOSER will not mark any financial/business Proprietary Information because such information in written or other tangible form will be presumed to be proprietary and/or confidential. RECIPIENT will treat all technical or financial/business information disclosed in oral form by DISCLOSER (such as during oral discussions) as Proprietary Information unless RECIPIENT confirms with DISCLOSER in writing that the information is not Proprietary Information.

3.    RECIPIENT agrees that it shall retain such Proprietary Information in strict confidence, making no commercial uses of such Proprietary Information. The RECIPIENT agrees to use the same care and discretion as the RECIPIENT uses with respect to similar information of its own, but not less than reasonable care, to avoid unauthorized disclosure, publication, dissemination or use of Proprietary Information received hereunder.

4.    The primary contact person for each Party, for the purpose of coordinating the flow of Proprietary Information, and for disclosure authorization, shall be:

For: X Energy, LLC Technical: Pete Pappano Contractual: Kim Lester

For: Centrus Energy Corp. Technical:    Larry B Cutlip Contractual: Larry B Cutlip

5.    RECIPIENT covenants and agrees that it will receive and use the Proprietary Information only for the authorized uses identified by the DISCLOSER ("Authorized Uses").

6.    RECIPIENT agrees that it shall not disclose Proprietary Information to any third party, except to those of RECIPIENT's employees (plus, employees of any parent, affiliate or subsidiary), directors, officers, managers, professional advisors (including, but not limited to, lawyers, bankers, financial consultants, and accountants), or creditors or guarantors (collectively, the "Representatives") who (i) have a bona fide need to know the Proprietary Information; (ii) are advised of the proprietary nature of the information; and (iii) except where such Representatives are U.S. government agencies, are bound, through a written agreement, to the terms of this Agreement or by a legally enforceable code of professional responsibility to protect the confidentiality of the Proprietary Information, without the express written authorization of an officer of the DISCLOSER. RECIPIENT further agrees that RECIPIENT will require each employee having access to Proprietary Information to agree to be bound by the terms of this Agreement prior to the disclosure of Proprietary Information to that employee. Notwithstanding the foregoing, In the event that a RECIPIENT is required by law, rule, regulation, legal process, court order, administrative demand or appropriate governmental authority to disclose the DISCLOSER'S Proprietary Information (whether on a confidential, privileged or other basis), the RECIPIENT shall, to the extent permitted by law, immediately notify the DISCLOSER and, upon request, cooperate with the DISCLOSER'S counsel to seek relief from the requested disclosure or to secure confidential treatment and minimization of the Proprietary Information to be disclosed. To the extent permitted by applicable law, the DISCLOSER shall have the right to take immediate possession of the Proprietary Information disclosed to RECIPIENT to revise such Proprietary Information to minimize its disclosure.

7.    RECIPIENT shall not be responsible for disclosure of any Proprietary Information if such information (as supported by RECIPIENT's written records):

(i)
Is or was publicly available at the time it was disclosed or is subsequently made available to the general public without restriction by the DISCLOSER or by disclosure by RECIPIENT in violation of this Agreement;

(ii)	is furnished by the DISCLOSER to the U.S. Government with unlimited rights;

(iii)	was known to or possessed by RECIPIENT at the time of disclosure;

(iv)	was independently developed by RECIPIENT or RECIPIENT's employees or third parties;

(v)	is used or disclosed with the prior written consent of the DISCLOSER; or

(vi)	becomes known to RECIPIENT, on a non-confidential basis from a source other than DISCLOSER, without breach of an obligation of confidentiality or this Agreement by RECIPIENT.

8.    The RECIPIENT shall only make such copies of the Proprietary Information as are reasonable and necessary in carrying out the Authorized Uses. Any such copies shall retain the proprietary markings, as applicable, from the original. The RECIPIENT shall promptly return or destroy all such copies to the DISCLOSER upon request, with the exception of one legal copy, which may be retained for archive purposes only. The RECIPIENT shall maintain the confidentiality of all Proprietary Information with regard to any copies.

9.    Upon discovery of any inadvertent disclosure or use, the RECIPIENT shall notify DISCLOSER immediately and shall take all reasonable measures to prevent future inadvertent disclosure or use.

10.    In the event of any breach of this Agreement, DISCLOSER may suffer irreparable harm and have no adequate remedy at law. In such event or the threat of any such event, DISCLOSER will be entitled to seek equitable relief, including but not limited to injunctive relief or specific performance, in addition to reasonable monetary damages, if any. The undersigned agree that the prevailing Party in any action brought to enforce the legal rights provided herein shall be entitled to full reimbursement of its costs (including reasonable attorneys' fees) in such action. RECIPIENT also agrees to waive any requirement for the securing or posting of any bond by the DISCLOSER in an action seeking such a remedy.

11.    The protections afforded to the Confidential Information and Confidential Materials under this Agreement are in addition to, and not in lieu of, the protections afforded under any applicable trade secrets laws, including the Uniform Trade Secrets Act.

12.    RECIPIENT acknowledges that this Agreement is subject to compliance with applicable United States laws, regulations, and/or orders. These laws, regulations, and orders include, but are not limited to, those that relate to the export of nuclear materials, equipment, software, and technology, such as the
U.S.    Department of Energy ("DOE") regulations found in 10 C.F.R. Part 810, the U.S. Nuclear Regulatory Commission regulations in 10 C.F.R. Part 110, and the U.S. Department of Commerce's Export Administration Regulations found in 15 C.F.R. Part 730 et seq., as may be amended (collectively, "Export Control Laws").

(i)
RECIPIENT agrees to comply with all Export Control Laws. RECIPIENT shall not export, reexport, transfer or retransfer, directly or indirectly, any Proprietary Information, except as permitted by such Export Control Laws.

(ii)	Notwithstanding anything to the contrary in this Agreement, and in order to ensure compliance with Export Control Laws, RECIPIENT shall not, absent prior written approval by DISCLOSER:

a.
use, directly or indirectly, Proprietary Information in any application involving a military use, missile technology, nuclear proliferation/nuclear explosive device, or chemical and biological weapons proliferation, and;

b.
disclose or furnish Proprietary Information to any Foreign Nationals who are of a different nationality than the RECIPIENT (including RECIPIENT's employees who are of a different nationality than RECIPIENT, as applicable). For purposes of this paragraph, "Foreign National" means any person who is neither a U.S. citizen, a "Lawful Permanent Resident" (i.e., Green Card holder, 8 USC§ 1101(a)(20)), nor other "Protected Individual" under the Immigration and Naturalization Act (8 USC

§1324b(a)(3)) designated an asylee, refugee, or a temporary resident under amnesty provisions. A Foreign National also means any foreign corporation, business association, partnership, or any other entity or group that is not incorporated to do business in the U.S. This restriction applies to written and oral information and guidance which may be provided by DISCLOSER and applies to any information provided by any contractor, or subcontractor to DISCLOSER or any other person acting on behalf of DISCLOSER.

(iii)
All tangible objects, such as drawings, reports, programs or documents, which constitute and/or contains or may contain Export Controlled Information shall be marked "Export Controlled Information" or "Information Contained Within May Contain Export Controlled Information" or such other markings as required or permitted by DOE guidance. Markings inadvertently omitted from export controlled Proprietary Information when disclosed to a person or entity shall be applied by such person or entity promptly when requested by the DISCLOSER, and such export controlled Proprietary Information shall thereafter continue to be treated as export controlled information under the terms of this Agreement.

13.    In accordance with the Defend Trade Secrets Act of 2016, any individual performing work for Centrus, whether as an individual, contractor or consultant, will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, if such an individual files a lawsuit for retaliation by an employer for reporting a suspected violation of law, he or she may disclose the employer's trade secrets to his or her attorney and use the trade secret information in the court proceeding if such individual: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. Except to the extent notice of the foregoing immunities has already been given to such individuals, X Energy shall notify its employees, contractors or employees receiving Proprietary Information under this Agreement, of such immunities.

14.    These provisions are consistent with and do not supersede, conflict with, or otherwise alter the employee obligations, rights, or liabilities created by existing statute or Executive order relating to (1) classified information, (2) communications to Congress, (3) the reporting to an Inspector General of a violation of any law, rule, or regulation, or mismanagement, a gross waste of funds, an abuse of authority, or a substantial and specific danger to public health or safety, or (4) any other whistleblower protection. The definitions, requirements, obligations, rights, sanctions, and liabilities created by controlling Executive orders and statutory provisions are incorporated into this agreement and are controlling.

The limitation above shall not contravene requirements applicable to Standard Form 312, Form 4414, or any other form issued by a Federal department or agency governing the nondisclosure of classified information. {Note: This Paragraph added effective January 18, 2018}

15.	All notices to be given to either Party hereunder shall be sent to the following addresses: If to X Energy:
X Energy LLC
Address: 7701 Greenbelt Road, Suite 320
Greenbelt, MD 20770 ATTN: Kim Lester
Telephone:    301-658-2325 klester@x-energy.com

If to Centrus Energy:
Centrus Energy Corp.
6901 Rockledge Drive, Suite 800
Bethesda, Maryland 20817-1867 ATTN: General Counsel Telephone:    (301) 564-3352 scottd@centrusenergy.com

Any notice, request, demand, claim or other communication related to this Agreement must be in writing. Notices shall be sufficient if delivered by hand, registered mail (return request requested), overnight courier or electronic mail. Notices shall be effective upon actual receipt thereof. The Party to whom notice is to be given may change the address for the giving of notices set forth above by delivering notice of such change to the other Party.

16.    Nothing in this Agreement shall, by express grant, implication, estoppel or otherwise, create in the RECIPIENT any right, title, interest, or license in or to the inventions, patents, technical data, computer software, software documentation or other intellectual property of the DISCLOSER.

17.    No waiver or modification of this Agreement will be binding upon either Party unless made in writing and signed by a duly authorized representative of such Party, and no failure or delay in enforcing any right will be deemed a waiver.

18.    This Agreement shall be governed by the laws of the State of Maryland, without making reference to its conflicts of laws provisions.

19.    RECIPIENT may not assign or otherwise transfer this Agreement or any of its rights and obligations hereunder to any third party, including to a legally recognized successor in interest to all or substantially all of the RECIPIENT'S assets, without DISCLOSER's prior written consent, which consent will not be unreasonably withheld. This Agreement shall benefit and be binding upon the successors and assigns of the Parties hereto.

20.    DISCLOSER warrants that it has the right to disclose the Proprietary Information for the purposes of this Agreement.

21.    IN PROVIDING ANY PROPRIETARY INFORMATION HEREUNDER, DISCLOSER MAKES NO REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO THE INFORMATION'S ADEQUACY, ACCURACY, SUFFICIENCY OR FREEDOM FROM DEFECT OF ANY KIND, INCLUDING FREEDOM FROM ANY PATENT INFRINGEMENT THAT MAY RESULT FROM THE USE OF SUCH PROPRIETARY INFORMATION, NOR SHALL DISCLOSER INCUR ANY RESPONSIBILITY OR OBLIGATION WHATSOEVER BY REASON OF SUCH PROPRIETARY INFORMATION, EXCEPT AS PROVIDED IN THIS AGREEMENT.

22.    The Term of this Agreement will be two (2) years from the Effective Date. The Term can be extended if the Parties enter into a services contract that incorporates by reference this Agreement, in which case the Term of this Agreement will be the duration of that services contract.

23.    RECIPIENT'S obligations with respect to handling and protecting the Proprietary Information under this Agreement survive the Term of this Agreement.

24.    If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

25.    This Agreement contains the entire Agreement between the Parties concerning the subject matter hereof and supersedes any previous understandings, commitments or agreements, oral or written.

26.    This Agreement may be executed in two (2) or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one and the same instrument and shall become effective when one or more counterparts, facsimiles or electronic signatures have been executed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart, facsimile or form of electronic signature. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows on Next Page]

AGREED:

For:    X Energy, LLC
By:    Kim Lester

(Title) Contracts Manager	(Title) Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary

(Date)    01/18/2018    (Date) January 18, 2018

DBI/ 87313128.3

Agreement No. 50012-DOE-8475 01 American Centrifuge Operating, LLC

EXHIBIT E

X-ENERGY COMPETITORS

LIST OF X-ENERGY COMPETITORS COVERED BY NON-COMPETE

Reactor Competitors

*****
Fuel Supply Competitors

*****

Exhibit E to X-Energy and ACO Service Agreement